UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2016, MB Financial, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders.  The results of the vote at the meeting are as follows:

1) Election of Directors (each for a term of one year)

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. Bolger	53,950,397	4,741,786	111,035	9,359,141
C. Bryan Daniels	58,431,840	259,592	111,786	9,359,141
Mitchell Feiger	58,082,794	613,272	107,152	9,359,141
Charles J. Gries	58,595,433	98,454	109,331	9,359,141
James N. Hallene	58,085,154	605,625	112,439	9,359,141
Thomas H. Harvey	56,106,946	2,583,733	112,539	9,359,141
Richard J. Holmstrom	56,145,694	2,546,589	110,935	9,359,141
Karen J. May	58,546,764	145,656	110,798	9,359,141
Ronald D. Santo	57,942,278	750,527	110,413	9,359,141
Jennifer W. Steans	58,428,979	261,122	113,117	9,359,141
Renee Togher	58,211,450	474,046	117,722	9,359,141

Directors are elected by a majority of the votes cast with respect to each director. Accordingly, each of the nominees named above was elected.

2) Advisory (Non-Binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,299,061	1,324,200	179,957	9,359,141

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

3) Ratification of the Appointment of RSM US LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2016

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,140,651	1,006,972	14,736	—

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: May 26, 2016	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer